UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 11, 2019, Jerrick Media Holdings, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and between the Company and Home Revolution, LLC, a Delaware limited liability company (the “Seller”).

Pursuant to the Purchase Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the Company acquired 100% of the membership interests (the “Membership Interest”) of Seller’s Choice, LLC, a New Jersey limited liability company and wholly-owned subsidiary of the Seller (“Seller’s Choice”). As a result of the transactions contemplated by the Purchase Agreement, Seller’s Choice became a wholly-owned subsidiary of the Company.

At the Closing, the aggregate consideration (the “Consideration”) paid to the Seller was as follows: (i) $340,000, in cash; (ii) 333,334 shares of the Company’s common stock, par value $0.001 per share (the “Shares”); and (iii) a secured promissory note in the principal amount of $660,000 (the “Note”). In connection with the Note, the Company, Seller, and Seller’s Choice entered into a Security Agreement (the “Security Agreement”) whereby the Note is secured by the assets of Seller’s Choice.

The Purchase Agreement contains customary representations and warranties by each of the Company, Seller, and Seller’s Choice. The Note carries interest at a rate of nine and one-half percent (9.5%) per annum, payable monthly and matures on the earlier of March 11, 2020 or the listing of the Company’s common stock on a national securities exchange.

The foregoing descriptions of the Purchase Agreement, the Note, and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Note, and the Security Agreement, which are attached as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 12, 2019, the Company issued a press release announcing the Company’s acquisition of Seller’s Choice.

A copy of the press release is filed as Exhibit 99.1 to, and incorporated by reference in, this Current Report on Form 8-K. The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. As a result of its acquisition of Seller’s Choice as described in Item 2.01, the registrant is filing herewith Seller’s Choice’s audited financial statements as of December 31, 2018, and 2017 (then a Division of Home Revolution, LLC) as Exhibit 99.2 to this Current Report on Form 8-K.

(b) Pro forma financial information. The Company will file pro forma financial information as required by Item 9.01 no later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement, dated September 11, 2019, by and between Jerrick Media Holdings, Inc. and Home Revolution, LLC
10.2	Form of Secured Promissory Note
10.3	Form of Security Agreement
99.1	Press Release, dated September 12, 2019
99.2	Audited Consolidated Financial Statements of Seller’s Choice (a Division of Home Revolution, LLC) for the years ended December 31, 2018 and 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: September 12, 2019	By:	/s/ Jeremy Frommer
Jeremy Frommer Chief Executive Officer

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